Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q1 2009 RESULTS

Revenues of $35.1 Million

Income from Operations of $1.7 Million

Adjusted Non-GAAP EBITDA of $4.6 Million

RESTON, VA – (May 6, 2009) — QuadraMed Corporation (NASDAQ: QDHC) announced today that it will report net income of $1.2 million (before preferred stock dividends declared) for the three months ended March 31, 2009, compared to a net income of $0.3 million for the same period in 2008. Included in the current period results is approximately $1.4 million of costs related to the recently announced resignation of the Company’s president and chief executive officer.

Revenues of $35.1 million, gross margin of 59% and operating expenses of $18.9 million combined to produce the achieved operating results for the quarter. These are compared to revenues of $35.3 million, gross margin of 56% and operating expenses of $19.4 million for the same period in 2008.

Income from operations was $1.7 million for the three months ended March 31, 2009, compared to $0.4 million for the same period in 2008. Adjusted Non-GAAP EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, before stock-based compensation and cash severance) was $4.6 million for the three months ended March 31, 2009, compared to $2.9 million for the same period in 2008.

The Company will also report a net loss attributable to common shareholders of $(0.2) million, or $(0.02) per basic and diluted share for the three months ended March 31, 2009, compared to a net loss attributable to common shareholders of $(1.1) million, or $(0.12) per basic and $(0.11) per diluted share for the same period in 2008.

Cash flow from operations was $0.6 million for the three months ended March 31, 2009 compared to $8.1 million for the three months ended March 31, 2008. The difference between periods was entirely attributable to the timing of payments related to our Veterans Health Administration contract. Cash and investments decreased by $1.2 million during the three months ended March 31, 2009 to $26.7 million from $27.9 million at December 31, 2008.

Gross margin of 59% for the current quarter benefited from the lower amount of services revenue and a higher amount of license revenue in the mix. Sales and marketing expenses during the quarter of $3.7 million or 11% of revenue are at a seasonally low level for this year, particularly those expenses that are directly tied to sales such as commissions and certain advertising activities. Software development expenses during the quarter of $7.8 million or 22% of revenue are expected to increase throughout the year in order to, among other things, assist customers in meeting the criteria for meaningful use of certified electronic health record technology as currently contemplated by the American Recovery and Reinvestment Act of 2009 (ARRA).

The Company also reported on March 23, 2009 that Fremont-Rideout Health Group, located in Yuba City and Marysville, California, selected QuadraMed’s Revenue Cycle and Quantim Health Information Management (HIM) solutions to streamline its revenue collection process, improve clinical workflow, and leverage business intelligence and real-time reporting to help maximize operational efficiencies.

“We are pleased with our first quarter results considering the economic situation over the last year,” said James E. Peebles, QuadraMed interim president and chief executive officer. “We continue to remain optimistic, but cautious, about 2009 with the ongoing worldwide economic crisis and its effect on hospital spending. We also took steps during the quarter to start development of new products and product enhancements to meet regulatory requirements and other healthcare initiatives rolled out by the Obama administration. We expect to increase our product development and related staffing during the remainder of 2009 to address these changing market needs and customer requirements,” added Peebles.

Management will review these results in an investment community conference call at 5:00 PM Eastern (2:00 PM Pacific) on Wednesday, May 6, 2009. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 866-588-9250 domestic and 973-638-3397 international. Callers should dial in by 4:45 PM Eastern (1:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 4:45 PM Eastern (1:45 PM Pacific) to register and to download and install any necessary audio software. A digital recording of the conference will be available for replay two hours after the live call is completed. The replay will be available until midnight, May 14, 2009. Replay telephone numbers are 800-642-1687 or 706-645-9291; conference ID 97874093.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008

	Exhibit 2	Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2009 and 2008

	Exhibit 3	Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2009 and 2008

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements for the Three Months Ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, and June 30, 2007

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP measurements included in this press release and Exhibit 4 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP measurements represent specific events or items as follows (please see Exhibit 4 to this press release):

•

Cash Severance – costs associated with payments to the Company’s former CEO in the three-month period ended March 31, 2009, and restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, June 30, 2008 and December 31, 2008;

•

Non-cash Compensation – the costs of employee stock options and restricted stock; the period ended March 31, 2009 includes $0.3 million related to the acceleration of employee stock option expense to the Company’s former president and CEO upon his resignation from the Company.

•

Tax benefit, Net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended September 30, 2007 and December 31, 2007;

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$18,425	$20,649
Short-term investments	5,526	4,213
Accounts receivable, net of allowance for doubtful accounts of $1,281 and $1,052, respectively	23,662	20,843
Unbilled receivables	6,873	6,177
Deferred contract expenses	4,863	5,005
Prepaid royalty expenses	5,767	7,831
Prepaid expenses and other current assets, net of allowance on other receivable of $919 and $919, respectively	5,172	4,485
Deferred tax asset, net of valuation allowance	6,239	6,240

Total current assets	76,527	75,443

Restricted cash	1,633	1,444
Long-term investments	2,761	3,043
Property and equipment, net of accumulated depreciation and amortization of $18,154 and $17,732, respectively	3,747	3,895
Goodwill	35,632	35,632
Other amortizable intangible assets, net of accumulated amortization of $29,861 and $29,304, respectively	8,830	9,387
Other long-term assets	2,816	2,829
Deferred tax asset, net of valuation allowance	47,928	47,921

Total assets	$179,874	$179,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,913	$4,705
Accrued payroll and related benefits	6,120	7,228
Accrued exit cost of facility closing	671	888
Income tax payable	1,270	688
Other accrued liabilities	2,975	4,721
Dividends payable	1,375	1,375
Deferred revenue	54,467	53,190

Total current liabilities	72,791	72,795

Other long-term liabilities	1,507	1,834

Total liabilities	74,298	74,629

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding, respectively	96,144	96,144
Common stock, $0.01 par, 30,000 shares authorized; 9,461 and 9,451 shares issued and 8,296 and 8,287 outstanding, respectively	95	95
Shares held in treasury, 1,164, respectively	(9,031)	(9,031)
Additional paid-in-capital	316,920	316,027
Accumulated other comprehensive loss	(1,779)	(1,675)
Accumulated deficit	(296,773)	(296,595)

Total stockholders’ equity	105,576	104,965

Total liabilities and stockholders’ equity	$179,874	$179,594

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, March 31,
	2009	2008
Revenue
Services	$5,464	$5,567
Maintenance	16,204	16,856
Installation and other	3,041	3,329

Services and other revenue	24,709	25,752

Term licenses	8,518	7,767
Perpetual licenses	1,812	1,631

Licenses	10,330	9,398
Hardware	80	141

Total revenue	35,119	35,291

Cost of revenue
Cost of services and other revenue	10,504	11,334
Royalties and other	3,737	3,817
Amortization of acquired technology and capitalized software	232	259

Cost of license revenue	3,969	4,076

Cost of hardware revenue	18	136

Total cost of revenue	14,491	15,546

Gross margin	20,628	19,745

Operating expense
General and administration	6,603	5,114
Software development	7,790	8,493
Sales and marketing	3,744	4,960
Amortization of intangible assets and depreciation	747	827

Total operating expenses	18,884	19,394

Income from operations	1,744	351

Other income (expense)
Interest expense, includes non-cash charges of $14 and $18	(19)	(31)
Interest income	51	166
Other income, net	3	1

Other income, net	35	136

Income from operations before income taxes	$1,779	$487
Provision for income taxes	(582)	(178)

Net income	$1,197	$309
Preferred stock dividends declared	(1,375)	(1,375)

Net loss attributable to common shareholders	$(178)	$(1,066)

Loss per share
Basic	$(0.02)	$(0.12)
Diluted	$(0.02)	$(0.11)

Weighted average shares outstanding
Basic	8,291	8,936

Diluted	8,309	9,274

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities
Net income	$1,197	$309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	979	1,086
Deferred compensation amortization	—	94
Stock-based compensation	847	799
Provision for bad debts	316	130
Interest income on investments	1	5
Interest expense on note payable	14	18
Income tax provision	582	178

Changes in assets and liabilities:
Accounts receivable	(3,831)	(6,797)
Prepaid expenses and other	1,509	(4,404)
Accounts payable and accrued liabilities	(2,268)	(8,020)
Deferred revenue	1,277	24,668

Cash provided by operating activities	623	8,066

Cash flows from investing activities
Decrease in restricted cash	(189)	442
Purchases of available-for-sale securities	(1,805)	(821)
Proceeds from the sale of available-for-sale securities	780	4,964
Payment of acquisition costs	—	(64)
Purchases of property and equipment	(274)	(91)

Cash (used in) provided by investing activities	(1,488)	4,430

Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,375)
Proceeds from issuance (repurchase of) common stock	47	(2,509)
Proceeds from issuance of common stock and other	—	125

Cash used in financing activities	(1,328)	(3,759)

Effect of exchange rate changes	(31)	(60)

Net (decrease) increase in cash and cash equivalents	(2,224)	8,677

Cash and cash equivalents, beginning of period	20,649	7,119

Cash and cash equivalents, end of period	$18,425	$15,796

Exhibit 4

QUADRAMED CORPORATION

RECONCILIATION OF EBITDA AND NON-GAAP MEASUREMENTS

(in thousands)

(unaudited)

	For the Three Month Periods Ended
	3/31/2009	12/31/2008	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$1,197	$2,600	$2,469	$1,787	$309	$56,674	$1,502	$2,200

Adjustments to Net Income for EBITDA
Interest Expense	19	23	26	42	31	20	24	33
Interest Income	(51)	(114)	(136)	(158)	(166)	(364)	(699)	(644)
Provision (benefit) for Income Taxes	582	1,061	1,634	1,151	178	(52,821)	142	162
Depreciation and Amortization	980	983	1,091	1,159	1,180	1,323	802	1,326

Subtotal Non-GAAP Adjustments for EBITDA	1,530	1,953	2,615	2,194	1,223	(51,842)	269	877

EBITDA	$2,727	$4,553	$5,084	$3,981	$1,532	$4,832	$1,771	$3,077

EBITDA % to Revenue	7.8%	11.8%	13.2%	10.5%	4.3%	11.8%	5.4%	9.0%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	847	410	805	841	799	928	807	356
Cash Severance	1,060	11	—	161	561	—	—	—
Loss on Sale of Assets	—	(333)	—	1,115	—	—	—	—

Subtotal Non-GAAP Adjustments to EBITDA	1,907	88	805	2,117	1,360	928	807	356

Adjusted Non-GAAP EBITDA	$4,634	$4,641	$5,889	$6,098	$2,892	$5,760	$2,578	$3,433

Adjusted Non-GAAP EBITDA % to Revenue	13.2%	12.0%	15.3%	16.1%	8.2%	14.1%	7.8%	10.0%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$1,197	$2,600	$2,469	$1,787	$309	$56,674	$1,502	$2,200

Non-GAAP adjustments to Net income
Non-cash Compensation	847	410	805	841	799	928	807	356
Cash Severance	1,060	11	—	161	561	—	—	—
Strategic Initiatives	—	—	—	—	—	57	—	412
Tax benefit, Net	—	—	—	—	—	(52,898)	—	—
Employment Matters	—	—	—	—	—	(374)	1,544	—
Loss on Sale of Assets	—	(333)	—	1,115	—	—	—	—

Subtotal Non-GAAP adjustments	1,907	88	805	2,117	1,360	(52,287)	2,351	768

Non-GAAP Net income	$3,104	$2,688	$3,274	$3,904	$1,669	$4,387	$3,853	$2,968

Other Information

Revenue	$35,119	$38,569	$38,589	$37,986	$35,291	$40,874	$32,908	$34,362
Costs of Revenue	$14,491	$16,050	$15,467	$15,760	$15,546	$16,167	$14,105	$15,991

Gross Margin	$20,628	$22,519	$23,122	$22,226	$19,745	$24,707	$18,803	$18,371

Gross Margin %	59%	58%	60%	59%	56%	60%	57%	53%